Exhibit 107

Calculation of Filing Fee Table

424(b)(7)

(Form Type)

National Bank Holdings Corporation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.01 per share	457(r)	3,669,535	$40.73	(2)	$149,460,160	0.00011020	$16,470.51	(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A		N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A			N/A				N/A	N/A	N/A	N/A
	Total Offering Amounts						N/A		$16,470.51
	Total Fees Previously Paid								N/A
	Total Fee Offsets								N/A
	Net Fee Due								$16,470.51

(1)

This prospectus supplement relates to the resale or other distribution by the selling stockholders named herein of up to 3,669,535 shares of our Class A Common Stock, par value $0.01 per share (the “Common Stock”)

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, on the basis of the average of the high and low prices for a share of the registrant’s Common Stock as reported on the New York Stock Exchange on October 27, 2022, which date is a date within five business days prior to the filing of this registration statement.

(3)	Calculated in accordance with Rule 457(r) under the Securities Act with respect to the 3,669,535 shares of Common Stock registered pursuant to this prospectus supplement that have not previously been registered. Payment of the registration fee at the time of filing of our registration statement on Form S-3 filed with the Securities and Exchange Commission on September 1, 2022 (File No. 333- 267226), was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” in such registration statement.